Exhibit 10.30
CONFIDENTIAL RETIREMENT and SEPARATION AGREEMENT

This Confidential Retirement and Separation Agreement (the "Agreement") by and between Perry Stuckey ("Executive"), and Eastman Chemical Company (the "Company") is made effective as of the eighth (8th) day following the date Executive signs this Agreement, if not revoked in accordance with Section 5 below (the "Effective Date"), with reference to the following facts:

A.Executive is or was employed by the Company as a Senior Vice President and Chief Human Resources Officer;

B.Executive has been a participant in the following Company incentive, equity or retirement plans (collectively the "Incentive Plans"):

1.The Eastman Unit Performance Plan, amended and restated effective December 5, 2012
("UPP"),

2.The 2012 Omnibus Stock Compensation Plan (the "2012 Plan"), 2017 Omnibus Stock Compensation Plan (the "2017 Plan"), and 2021 Omnibus Stock Compensation Plan (the "2021 Plan")(each an "Equity Plan" and, collectively, the "Equity Plans"),

3.The Eastman Excess Retirement Income Plan (Dec. 31, 2008) and the Amended and Restated Eastman Unfunded Retirement Income Plan (Dec. 31, 2008) (collectively the "Retirement Plans"), and

4.The Eastman Amended and Restated Eastman Executive Deferred Compensation Plan (Dec. 1, 2014) (the "Deferred Compensation Plan");

C.Executive's employment with the Company and status as an employee of the Company and each of its affiliates ended or will end effective January 1, 2023 (the "Separation Date"); and

D.Executive and the Company want to end their relationship amicably, resolve any disputes and uncertainties as to the parties' rights and obligations, including, without limitation, all amounts due and owing to the Executive and Executive's rights under the UPP, the Equity Plans, the Retirement Plans and the Deferred Compensation Plan and any other agreements or plans.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Retirement and Separation Date. Executive has elected to retire from employment with the Company effective on the Separation Date. Executive acknowledges and agrees that Executive's status as an employee and/or an officer of the Company and its affiliates ended effective as of the Separation Date.

2.Final Paycheck; Payment of Accrued Wages and Expenses. The Company has paid, or as soon as administratively practicable will pay, Executive all accrued but unpaid base salary earned through the Separation Date, subject to standard payroll deductions and withholdings. The Company also has reimbursed, or as soon as administratively practicable will reimburse, Executive for all outstanding business expenses incurred through the Separation Date that are consistent with the Company's policies, subject to the Company's requirements with respect to reporting and documenting such expenses. Executive shall be entitled to

Exhibit 10.30
amounts under the Retirement Plans and the Deferred Compensation Plan to the extent provided in each such plan pursuant to its terms. Executive is entitled to these benefits and payments regardless of whether Executive executes or revokes this Agreement.

3.Separation Benefits. Without admission of any liability, fact or claim, and subject to this Agreement becoming effective and irrevocable within thirty days following the Separation Date and Executive's continued compliance with the terms and conditions of this Agreement, the Company hereby agrees to provide Executive the separation benefits (the "Separation Benefits") on the terms set forth below:

(a)Consulting Agreement. The Company will engage Executive as an independent contractor consultant during the period commencing on the day after the Separation Date and ending on the earliest of (i) the six month anniversary of the Separation Date, (ii) the date Executive takes any action that constitutes "Cause" under the 2021 Plan or (iii) the date Executive voluntarily ceases to provide consulting services under the Consulting Agreement attached as Exhibit A hereto (the "Consulting Period"). The Parties acknowledge and agree that during the Consulting Period, Executive shall not be entitled to the vesting of any of Executive's outstanding equity awards based on Executive's consulting services.

(b)Continued Base Salary. During the period commencing on the Separation Date and ending on the 12-month anniversary of the Separation Date, the Company shall continue to pay Executive's base salary, at a rate of $600,000 per year for a total of $600,000, such amount to be paid, less required tax withholding and authorized deductions, in accordance with the Company's standard payroll procedures, with the first installment payable on the first payroll date that is at least five days following the Effective Date and inclusive of any installments that would have been paid prior thereto had the Effective Date been the Separation Date.

(c)Healthcare Continuation Coverage. If Executive timely elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall directly pay or reimburse (at Company's option) the COBRA premiums for Executive and Executive's covered dependents through the earlier of (i) the 12-month anniversary of the Separation Date or (ii) the date on which Executive and/or Executive's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s) (the "COBRA Payments"); provided, that after the Company ceases to directly pay or reimburse premiums pursuant to this Section), Executive may, if eligible, elect to continue healthcare coverage at Executive's expense in accordance with the provisions of COBRA. If the Company determines in its sole discretion that it cannot provide the COBRA Payments without potentially violating applicable law, the Company will instead provide Executive with a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive's group health coverage in effect on the Separation Date. Executive acknowledges that Executive shall be solely responsible for all matters relating to Executive's continuation of coverage pursuant to COBRA, including, without limitation, Executive's election of such coverage.

(d)Unit Performance Plan Bonus. The Company will pay Executive an amount equal to $510,000, which is 100% of Executive's target award under the UPP for the 2022 Performance Year (the "UPP Bonus"). The Company will pay the UPP Bonus at the same time such bonuses are paid to other similarly situated employees.

Exhibit 10.30

(e)Qualified Termination. The Company will treat Executive's termination of employment hereunder as a Qualifying Termination (as defined in the Equity Plans) as of the Separation Date, and, as a result of such Qualifying Termination, Executive shall be entitled to the following:

(i)Each outstanding option to purchase Company common stock granted under an Equity Plan that is held by Executive that is vested and exercisable as of the Separation Date shall remain outstanding and exercisable through the earliest of the date exercised, the fifth anniversary of the Separation Date or the original expiration date thereof;

(ii)The vesting of each outstanding award of restricted stock units ("RSUs") granted under an Equity Plan that is held by Executive as of the Separation Date shall accelerate as to that number of RSUs calculated by subtracting the number of RSUs under such award that vested prior to the Separation Date from the product obtained by multiplying the number of RSUs originally subject to the award times a fraction, the numerator of which is the number of full months Executive was employed between the date of grant of the award and the Separation Date and the denominator is 36 (such fraction, the "Pro-Ration Factor"), rounded down to the nearest whole RSU; and

(iii)A number of performance shares underlying each performance share award granted under an Equity Plan that is held by Executive as of the Separation Date calculated by multiplying the total number of performance shares underlying the award times the Pro-Ration Factor applicable to such award, rounded down to the nearest whole performance share, shall remain outstanding and eligible to vest upon certification of achievement of the related performance goals at the same time, and to the same extent as, related performance shares held by active Company executives, and any performance shares that do not vest as of such date shall thereupon terminate for no consideration.

Each award of RSUs that is unvested and each performance share that is not eligible to vest, in each case, after giving effect to the preceding sentence, shall automatically terminate on the Separation Date for no consideration.

(f)Sufficient Consideration. Executive acknowledges and agrees that the payments referenced in this Section 3 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

(g)Taxes and Withholding. The Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Executive shall be responsible for all applicable taxes with respect to such Separation Benefits under applicable law. Executive acknowledge that Executive is not relying upon advice or representation of the Company with respect to the tax treatment of any of the Separation Benefits.

(h)Section 409A. This Agreement is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments

Exhibit 10.30
provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A.

(i)Clawback. All compensation or benefits that Executive receives under the UPP, the Retirement Plans, the Equity Plans and the Deferred Compensation Plan remain subject to clawback under the Eastman Chemical Company Executive Incentive Pay Clawback Policy or as otherwise required by applicable law.

4.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive's employment with the Company and the termination thereof. Executive further acknowledges that, other than the UPP and Incentive Plans, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive's employment, including, without limitation, any offer letter, employment agreement, bonus plan or arrangement, any severance and/or any change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Effective Date.

5.Release of Claims. Executive understands that by agreeing to this Agreement, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)General Release. On behalf of Executive and Executive's heirs and assigns, Executive hereby releases and forever discharges the "Releasees" hereunder, consisting of the Company and its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date Executive executes this Agreement, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive's hire, employment, remuneration or resignation by the Releasees, or any of them, including Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000 et seq.; the False

Exhibit 10.30
Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; Tennessee Human Rights Act (Section 4-21-101 et seq. of the Tennessee Code), the Tennessee Whistleblower statute (Section 50-1-304 of the Tennessee Code), the Tennessee wage and/or equal pay law (Section 50-2-201 of the Tennessee Code); the Tennessee plant closing statue (Section 50-1- 601 of the Tennessee Code) and any other applicable Tennessee Code (including, but not limited to, Sections 4-21-408, 8-50-103, 50-3-103, 50-3-2001 of the Tennessee Code); Claims for breach of contract; Claims arising in t01t, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees.

(b)ADEA Release. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)This Agreement is written in a manner calculated to be understood by Executive.

(ii)The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which Executive signs this Agreement.

(iii)This Agreement provides for consideration in addition to anything of value to which Executive is already entitled.

(iv)Executive has been advised to consult an attorney before signing this Agreement.

(v)Executive has been given at least twenty-one (21) days to consider this Agreement, although Executive is free to sign it earlier. Executive also acknowledges and agrees that any changes to this Agreement, material or otherwise, will not restart the 21 day consideration period;

(vi)Executive has seven (7) days after signing this Agreement to revoke it, and Executive will not receive the benefits set forth in Section 3 hereof unless and until such seven (7) day period has expired. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive's revocation in writing to Kellye Walker, Executive Vice President and Chief Legal Officer at kellye.walker@eastman.com, received no later than 5:00 p.m. on the seventh (7th) day following Executive's execution of this Agreement.

(c)Release of Known and Unknown Claims. Executive understands and agrees that the Claims released in this Section include not only Claims presently known to Executive, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the released Claims. Executive understands that Executive may hereafter discover facts different from what

Exhibit 10.30
Executive now believes to be true, which if known, could have materially affected this Agreement, but Executive nevertheless waives any claims or rights based on different or additional facts.

(d)Excluded Claims. Executive represents and covenants that Executive has not filed, initiated or caused to be filed or initiated, any Claim, charge, suit, complaint, grievance, action or cause of action against the Company or any of the Released Parties. Executive further acknowledges that Executive does not have any injury for which Executive would be entitled to workers' compensation benefits other than an injury that is already the subject of a pending workers' compensation claim. Except to the extent that such waiver is precluded by law, Executive further promises and agrees that Executive will not file, initiate, or cause to be filed or initiated any Claim, charge, suit, complaint, grievance, action, or cause of action based upon, arising out of, or relating to any Claim, demand, or cause of action released herein, nor shall Executive participate, assist or cooperate in any Claim, charge, suit, complaint, grievance, action or proceeding regarding any of the Released Parties, whether before a court or administrative agency or otherwise, unless required to do so by law. Furthermore, this Agreement will not prevent the Executive from: (a) filing a charge with the Equal Employment Opp01tunity Commission, the California Civil Rights Department (or any other similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that Executive acknowledges and agrees that any Claims by Executive, or brought on Executive's behalf, for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be and hereby are barred, or (b) from challenging the effectiveness of the release contained in this agreement as to claims under the ADEA.

6.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. In the event of Executive's death, this Agreement shall inure to the benefit of Executive and Executive's executors, administrators, heirs, distributees, devisees, and legatees. None of Executive's rights or obligations may be assigned or transferred by Executive, other than Executive's rights to payments hereunder, which may be transferred only upon Executive's death by will or operation of law.

7.Confidentiality of Agreement. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement (including the Consulting Agreement), and the consideration for this Agreement ( "Separation Information"). Except as required by law, Executive may disclose Separation Information only to Executive's immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive's attorney(s), and Executive's accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information.

8.Non-Disparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive agrees to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Company or its services to any of the clients

Exhibit 10.30
of the Company. Executive shall direct any inquiries by potential future employers to William McLain, SVP and CFO, or the Chief Human Resources Officer, once named, who shall use best efforts to provide only the Executive's last position and dates of employment.

9.Cooperation. Executive shall reasonably cooperate with the Company and its counsel with respect to events or occurrences that transpired while Executive was employed by the Company, including with respect to any (a) internal investigations, (b) administrative, regulatory or judicial proceedings involving the Company, and (c) matters within the scope of Executive's duties and responsibilities to the Company or its affiliates during Executive's employment with the Company. Executive's duty of cooperation includes, without limitation, Executive (1) being available to the Company, its counsel and any third party investigators retained by the Company for interviews and factual investigations at the Company's reasonable request and at mutually convenient times, (2) appearing at the Company's reasonable request and at mutually convenient times to give testimony without requiring service of a subpoena or other legal process, and (3) providing access, at the Company's reasonable request and at mutually convenient times, to information and documents within Executive's possession or under Executive's control reasonably necessary for the Company to conduct its business or respond to any request for information and documents from any governmental authority, provided, however, that Executive's obligations under this Section shall be limited to the extent that any such cooperation otherwise would unduly interfere with Executive's then current personal or professional obligations or expose Executive to an increased probability of civil or criminal litigation, and provided further that Executive shall not be required hereby to waive any legal rights or privileges, disclose any information that would violate any attorney-client privilege or work product protections, or violate any fiduciary duty or ethical obligation to any third party. The Company shall advance to or reimburse Executive for preapproved out of pocket expenses incurred by Executive in conjunction with Executive's cooperation under this Section, including, without limitation, related attorneys' fees and costs. To avoid doubt, Executive's obligations under this Section 9 will survive the end of the Consulting Period under the Consulting Agreement.

10.No Encouragement. Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

11.Confidential Information and Company Inventions.

(a)Non-Disclosure Obligations. Executive agrees that any proprietary, nonpublic information and data obtained by Executive while employed by the Company or any predecessor thereof concerning the business or affairs of the Company or any of its subsidiaries or affiliates, including, without limitation, trade secrets, customer information, pricing information, financial plans, business plans, business concepts, supplier information, know-how and intellectual property and materials related thereto (the "Confidential Information") is and shall remain the prope1ty of the Company. Executive shall not disclose to any unauthorized person or use for Executive's own purposes any Confidential Information without the prior written consent of the Company, unless the disclosure is made in response to a valid order of a court or other governmental body, or as otherwise

Exhibit 10.30
required by law; provided that, in such case, Executive must provide the Company prompt advance notice of such disclosure and cooperate with its efforts to object to or limit the disclosure. The term Confidential Information shall not apply to: (i) information that is or becomes public knowledge other than through the fault of Executive; (ii) information that is received by Executive from a third party that was under no obligation to keep the information confidential; (iii) information that Executive can show was in Executive's possession prior to the date of disclosure by Company or its predecessor to Executive of the Confidential Information in question; or (iv) information that is lawfully and individually developed by Executive outside the scope of employment with Company or its predecessor, and which Executive can show by written or other tangible evidence was so independently developed.

(b)Protected Rights. Notwithstanding the foregoing, nothing in this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for rep01ting a suspected violation of law, Executive may disclose the trade secret to Executive's attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(c)Inventions and Patents. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, internally developed software, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether alone or jointly with others) while employed by the Company or any of its subsidiaries, whether before or after the date of this Agreement ("Work Product"), belong to the Company or such subsidiary, and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or such subsidiary.

(d)Express Condition. Executive acknowledges and agrees that Executive's receipt of the Separation Benefits is expressly conditioned on Executive's compliance and continued compliance with this Section.

12.Entire Agreement; Execution. This Agreement, collectively with the Consulting Agreement and the Incentive Plans, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other

Exhibit 10.30
agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing signed by Executive and the CEO of Company or the CEO's authorized delegate). This Agreement may be executed in separate counterparts and by facsimile or electronic signature, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.Company Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

14.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Tennessee or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions other than those of the State of Tennessee.

15.Voluntary Execution of Agreement. Executive understands and agrees that Executive has executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive's claims (except as otherwise expressly provided herein) against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

EXECUTIVE
DATED: Dec 19, 2022
Perry Stuckey

EASTMAN CHEMICAL
DATED: Dec 19, 2022
By:
	Name:	William T. McLain, Jr.
	Title:	SVP & CFO

Exhibit 10.30
EXHIBIT A
CONSULTING AGREEMENT

Eastman Chemical Company
P.O. Box 511
100 North Eastman Road
Kingsport, TN 37662-5075

December 19, 2022

Mr. Perry Stuckey
2214 Sawyers Pond Drive
Johnson City, TN 37604

Dear Perry:

In connection with your retirement from Eastman Chemical Company (the "Company") on December 31, 2022, and in accordance with Section 3(a) of the Confidential Retirement and Separation Agreement between you and the Company (the "Retirement Agreement"), this letter agreement (the "Consulting Agreement") sets forth the terms and conditions of your engagement with the Company as an independent contractor. Except as specifically provided below, capitalized terms have the same definitions as in the Retirement Agreement.

Accordingly, you and the Company agree as follows:

1.Consulting Period

Provided you have signed, not revoked, and are in compliance with the Retirement Agreement, this Consulting Agreement shall commence on January 1, 2023 and shall end on the earliest of (a) the six month anniversary thereof, (b) the date you take any action that constitutes "Cause" under the 2021 Plan, or (c) the date you voluntarily cease to provide consulting services under the Consulting Agreement (the "Consulting Period"); provided, however, that we may mutually agree to extend this arrangement for an additional period of time, subject to the same terms set forth herein. Your cooperation obligations under Section 9 of the Retirement Agreement will survive the termination of this Consulting Agreement.

2.Duties

You will provide transitional services and assistance as requested by the Company (the "Services"), which may include your cooperation obligations under Section 9 of the Retirement Agreement. You will report to the Chief Executive Officer of the Company or the CEO's authorized delegate regarding work assignments and requests.

3.Compensation and Expenses:

The Company will pay you a flat fee of twenty thousand dollars ($20,000) per month for the Services, for a total of no more than one hundred and twenty thousand dollars ($120,000).

Except as provided in the Retirement Agreement, you will not be entitled to continue vesting in any equity awards based on services under this Consulting Agreement.

Exhibit 10.30

You will be responsible for your own expenses, except as expressly approved in advance by the Company. The Company does not expect you to travel in connection with the Services. If, however, the Company does require you to travel by air, the Company will reimburse you for reasonable costs to fly business class. You must receive prior written approval for any travel expenses and you must provide required receipts and other documents to receive reimbursement for such travel.

You agree to submit an invoice to the Company, in a form provided by or acceptable to the Company, requesting (a) payment for that month of service and (b) reimbursement for pre approved expenses incurred in that month. The Company processes invoices on the first and fifteenth calendar day of each month. The Company will pay any approved invoice amounts on the first processing date after it is received, provided that it is received at least seven calendar days before that processing date. Otherwise, the Company will pay any approved invoice amounts on the next processing date.

You acknowledge and agree that you are obligated to treat as income all compensation that you receive pursuant to this Consulting Agreement. The Company will report the amounts paid hereunder to the taxing authorities and to you on Form 1099-NEC. As an independent contractor, you agree it is your responsibility to satisfy all state and federal income and self employment taxes and other applicable taxes that may arise from your supplying of the Services.

4.Contract Conditions:

You will perform the Services as an independent contractor to the Company. Nothing in this Consulting Agreement shall in any way be construed to make you an agent, employee or representative of the Company. Without limiting the generality of the foregoing, you are not authorized to bind the Company to any liability or obligation or to represent that you have any such authority. You agree to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Consulting Agreement and shall incur all expenses associated with performance, except as expressly provided herein.
You will receive no Company-sponsored benefits from the Company other than as provided under the Retirement Agreement.

Your obligations under Section 11 of the Retirement Agreement will apply to any Confidential Information or Work Product that you receive or develop during the Consulting Period.

This Consulting Agreement is confidential and neither it or its terms shall be disclosed.

5.Miscellaneous

This Consulting Agreement, including the Retirement Agreement (and any agreements incorporated by reference therein), constitutes the entire agreement and understanding between you and the Company regarding its subject matter, and supersedes all prior written and oral agreements, discussions, or representations between the Parties. You represent and warrant that you are not relying on any statement or representation not contained herein. If any terms of this Consulting Agreement conflict with the Retirement Agreement, then the terms of the Retirement Agreement shall control.

Exhibit 10.30

This Consulting Agreement shall be governed by the laws of the State of Tennessee.

This Consulting Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

Please acknowledge your acceptance by signing and returning it to me along with an executed copy of the Retirement Agreement.
Sincerely,

William T. McLain, Jr.
Senior Vice President, Cheif Financial Officer
Eastman Chemical Company

ACCEPTED:		12/19/2022
	Perry Stuckey	Date